UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2008

AMERICAN BIO MEDICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	0-28666	14-1702188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 227-1243

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On May 13, 2008, the Company received a notice from the Nasdaq Stock Market informing the Company that pursuant to Nasdaq’s previous communication of November 12, 2007, the Company had not regained compliance with Marketplace Rule 4310(c)(4) related to the minimum closing bid price of the Company’s common stock by May 12, 2008.

The notice stated that because the Company met all initial inclusion criteria for the Capital Market set forth in Marketplace Rule 4310(c) (except for the bid price) on May 12, 2008, in accordance with Marketplace Rule 4310(c)(8)(D), the Company will now be provided an additional 180 calendar day compliance period, or until November 10, 2008 to regain compliance. To regain compliance, anytime before November 10, 2008, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is filed with this report on Form 8-K

Exhibit 99.1 - American Bio Medica Corporation Press Release issued May 13, 2008